SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                          Date of Report: May 23, 2006





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             22-3328734
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 (State of other jurisdiction of                                  (IRS Employer
incorporation or organization                                Identification No.)


535 West 34th Street, Suite 203, New York, NY                            10001
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(Address of principal executive offices)                             (Zip Code)


                                 (646) 792-2634
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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[


ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2006, GreenShift entered into a Share Purchase Agreement with its subsidiary, Hugo International Telecom, Inc. ("HGOT"). The Agreement
contemplates a closing to occur on or before June 30, 2006. At the closing, GreenShift Corporation will transfer to HGOT 100% of the capital stock of its newly-formed subsidiary, Mean Green BioFuels, Inc. ("MGB"). GreenShift Corporation will also surrender to HGOT 300,000 shares of HGOT Series B Preferred Stock (which is currently convertible into 67% of HGOT's fully-diluted capital stock). In exchange for the MGB shares and the HGOT Series B Preferred Stock, HGOT will assume GreenShift's obligations under a Secured Convertible Debenture, which currently total $1,949,631, and will issue to GreenShift Corporation 1,000,000 shares of HGOT Series C Preferred Stock.

GreenShift will be entitled to convert the HGOT Series C Preferred Stock into a number of shares of common stock that, when combined with shares of HGOT common stock already held by GreenShift at the time of conversion, will equal 80% of HGOT's fully-diluted common stock after conversion. GreenShift will also control 80% of the voting power in HGOT by reason of its ownership of the Series C Preferred Stock



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10-a Share Purchase Agreement dated May 23, 2006 between GreenShift Corporation and Hugo International Telecom, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



               /S/ Kevin Kreisler
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                   KEVIN KREISLER
                   Chief Executive Officer
Date:              May 30, 2006